UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2025, Stoke Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders, and the following proposals were adopted:

1.

Election of three Class III directors, Edward M. Kaye, M.D., Seth L. Harrison, M.D. and Arthur O. Tzianabos, Ph.D., each to serve a three-year term, which will expire upon the earlier of the 2028 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Edward M. Kaye, M.D.	29,220,313	4,224,823	5,350,616
Seth L. Harrison, M.D.	29,269,703	4,175,433	5,350,616
Arthur O. Tzianabos, Ph.D.	29,241,848	4,203,288	5,350,616

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Shares For	Shares Against	Shares Withheld/Abstaining
38,678,091	67,754	49,907

3.

Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 22, 2025:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
30,543,514	2,882,907	18,715	5,350,616

4.	Approval, on a non-binding advisory basis, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers:

Every One Year	Every Two Years	Every Three Years	Shares Withheld/Abstaining
33,069,622	5,202	320,652	49,660

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2025

STOKE THERAPEUTICS, INC.

By:	/s/ Thomas E. Leggett
Thomas E. Leggett
Chief Financial Officer